UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 31, 2007

CHATSWORTH DATA SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-51308	98-0427221
(Commission File Number)	(IRS Employer Identification No.)

20710 Lassen Street, Chatsworth, California 91311
(Address of Principal Executive Offices) (Zip Code)

(818) 341-9200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers.

    (b) Effective October 31, 2007 Gregory A. Nihon and Kerry Stirton announced their resignations from the board of directors of Chatsworth Data Solutions, Inc. (the “Company”). Mr. Nihon is resigning for family reasons and Mr. Stirton is resigning to devote his full efforts to partnership business interests. Messrs. Nihon and Stirton each served as members of the audit committee and the compensation committee of the board of directors, with Mr. Stirton serving as chairman of the audit committee.

    (d) Effective November 1, 2007, Steven W. Lefkowitz and Teong C. Lim were appointed by the remaining directors to replace the resigning directors. The board has not selected on which committees the newly appointed directors are to serve at this time, however it is expected that the board will make such selections at its next regularly scheduled board meeting.

    Steven W. Lefkowitz, 51, founded Wade Capital Corporation, a privately held investment firm, and has served as its President since 1990. From 1988 to 1990, Mr. Lefkowitz served as a Vice President of Corporate Finance for Drexel Burnham Lambert, Incorporated, where he had been employed since 1985. Mr. Lefkowitz serves on the Board of Directors of Franklin Credit Management Corporation (NASDAQ:FCMC) and several private companies. Mr. Lefkowitz holds a Bachelor of Arts degree in History from Dartmouth College and a Masters in Business Administration degree from Columbia University.

    Teong C. Lim, 68, is currently serving as Director for Electronic Sensor Technology, Inc. (OTC:BB “ENSR”).  Prior to his retirement from EST in July 2007, Dr. Lim held various senior management positions, including President and CEO.  Dr. Lim is a Senior Life Member of the Institute of Electrical and Electronics Engineers (IEEE) and Professional Engineers of Canada. Dr. Lim has served on the Program Committee and Session Chairman for many symposia and has more than 30 technical publications. Dr. Lim received a Bachelor of Science degree in engineering from National Taiwan University, a Master of Science degree in electrical engineering from Ottawa University and a Ph.D. degree from McGill University. From 1968 to 1970, he was a Postdoctoral Fellow at Imperial College of Science, Technology and Medicine of London University in England. Dr. Lim also received an MBA degree from Pepperdine University in 1982. Presently, he is serving as a Regent of the Loyola Marymount University (LMU).

    The Company’s directors do not receive any compensation for serving as a board member other than the reimbursement of their expenses. The Company’s 2006 Equity Incentive Plan provides that each non-employee director be granted options to acquire 250,000 shares of common stock upon joining the Board; 130,000 options vest upon joining the Board, the balance of 120,000 shares vest in eight equal quarterly installments over a two year period. The exercise price is 85% of the closing bid price of common stock on the grant date.

    The Company issued a press release dated November 5, 2007 announcing the appointment of Messrs. Lefkowitz and Lim as new directors, as well as the resignations of Messrs. Nihon and Stirton. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	The following exhibits are filed herewith:

99.1	Press release dated November 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATSWORTH DATA SOLUTIONS, INC.

Date: November 5, 2007	By:	/s/ J. Stewart Asbury, III
J. Stewart Asbury III President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 5, 2007